545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports Q-3, Year-to-Date 2005 Results

NEW HAVEN, Conn. - (BUSINESS WIRE), Nov. 14, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported third-quarter and year-to-date 2005 financial results.

All financial results for the three and nine-month periods ending Sept. 30, 2005, are being reported as results from DSL.net’s continuing operations, and all balance sheet accounts at Sept. 30, 2005, and Dec. 31, 2004, for the Company’s Minneapolis-based subsidiary have been reclassified to segregate such subsidiary’s assets and liabilities, as a result of certain of the Company’s recent strategic initiatives.

During the third quarter of 2005, DSL.net initiated plans and solicited and received offers to sell its Minneapolis-based, wholly owned subsidiary, Vector Internet Services, Inc. (“VISI”). Accordingly, DSL.net has reclassified as “results from discontinued operations” the financial results of VISI for the three and nine months ended Sept. 30, 2005, and has reclassified VISI’s assets and liabilities on DSL.net’s consolidated balance sheets at Sept. 30, 2005, and Dec. 30, 2004, as assets and liabilities of “discontinued subsidiary held for sale.” VISI continues to operate in the ordinary course of business as a wholly-owned subsidiary of the Company, pending consummation of any transaction. Additionally, based on the bona fide offers received for the sale of VISI, DSL.net determined that the carrying value of VISI exceeded its fair value and, accordingly, recorded an impairment loss of $6,033 against its carrying value in accordance with Statement of Financial Accounting Standards No. 144.

Revenue from continuing operations for the third quarter of 2005 was $11.7 million, as compared to revenue from continuing operations of $14.9 million for the third quarter of 2004. Revenue from continuing operations for the nine months ended Sept. 30, 2005, was $38.1 million, as compared to revenue from continuing operations of $46.5 million for the same period in 2004.

The Company generated gross margin (defined as revenue less network expense) from continuing operations of $3.5 million (29% of revenue) from continuing operations for the third quarter of 2005, compared to gross margin of $4.2 million (28% of revenue) from continuing operations for the third quarter of 2004. Gross margin from continuing operations for the nine months ended Sept. 30, 2005, was $11.9 million (31% of revenue), compared to gross margin from continuing operations of $13.2 million (28% of revenue) for the same period in 2004.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) from continuing operations for the third quarter of 2005 was negative $0.7 million, a 52% improvement compared to negative $1.4 million from continuing operations for the third quarter of 2004. Adjusted EBITDA from continuing operations for the nine months ended Sept. 30, 2005, was negative $0.05 million, a 99% improvement over Adjusted EBITDA of negative $6.1 million from continuing operations for the same period in 2004.

“While revenue has declined, our third-quarter results demonstrate that we have continued to contain our costs and improve our gross margins,” said David F. Struwas, who recently returned as chief executive officer of DSL.net. “I’m glad to be back to take on some of the challenges that are ahead of us. Initially, we will be focusing on leveraging our core assets and launching a pilot program for a new integrated VoIP (Voice over Internet Protocol) service offering. The success of that effort will play a critical role in our ability to raise additional funding that will help position the Company to fully realize the growth potential in the VoIP sector. The new financing we recently closed after the third quarter ended and the anticipated sale of VISI are the first steps in securing the additional funds needed to launch the Company’s new VoIP initiatives. We anticipate closing the sale of VISI before the end of the first quarter of 2006 without disruption to VISI’s or the Company’s operations.”

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) from continuing operations for the third quarter of 2005 was negative $0.8 million, a 45% improvement over free cash flow of negative $1.4 million from continuing operations for the third quarter of 2004. For the first nine months of 2005, free cash flow from continuing operations was negative $0.2 million, a 98% improvement over free cash flow of negative $6.1 million from continuing operations for the same period in 2004.

Net loss from continuing operations for the third quarter of 2005 was $4.8 million, representing a 19% improvement over net loss from continuing operations of $6.0 million for the third quarter of 2004. For the nine months ended Sept. 30, 2005, net loss from continuing operations was $11.4 million, a 40% improvement over net loss from continuing operations of $19.0 million for the same 2004 period. On a per share basis, the Company reported a net loss applicable to common stockholders from continuing operations of $0.02 per share for the third quarter of 2005, a 67% improvement compared to a net loss of $0.06 per share from continuing operations for the same 2004 period. For the nine months ended Sept. 30, 2005, net loss applicable to common stockholders from continuing operations was $0.05 per share, a 74% improvement compared to $0.19 per share from continuing operations for the same 2004 period.

Net loss from discontinued operations for the third quarter of 2005 was $5.9 million (including a $6.0 million impairment loss), compared to net income of $0.04 million from discontinued operations for the third quarter of 2004. For the nine months ended Sept. 30, 2005, net loss from discontinued operations was $5.9 million (including a $6.0 million impairment loss), compared to net income from discontinued operations of $0.2 million for the same 2004 period. On a per share basis, the Company reported a net loss applicable to common stockholders from discontinued operations of $0.03 per share for the third quarter of 2005, compared to $0.00 per share from discontinued operations for the same 2004 period. For the nine months ended Sept. 30, 2005, net loss applicable to common stockholders from discontinued operations was $0.03 per share compared to $0.00 per share from discontinued operations for the same 2004 period.

Net loss (from continuing and discontinued operations) for the third quarter of 2005 was $10.8 million (including a $6.0 million impairment loss) compared to net loss of $5.9 million for the same period in 2004. Net loss for the nine months ended September 30, 2005, was $17.3 million (including a $6.0 million impairment loss) compared to net loss of $18.8 million for the same period in 2004. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.05 per share for the third quarter of 2005 compared to a net loss applicable to common stockholders of $0.06 per share for the same 2004 period. For the nine months ended Sept. 30, 2005, net loss applicable to common stockholders was $0.07 per share compared to $0.19 per share for the same period in 2004.

At Sept. 30, 2005, the Company had total assets of $26.4 million, including $3.9 million of assets of discontinued subsidiary held for sale, and $7.4 million in unrestricted cash compared to assets of $40.9 million, including $10.2 million of assets of discontinued subsidiary held for sale, and $7.0 million in unrestricted cash at December 31, 2004. The Company also had $2.4 million in restricted cash at December 31, 2004. At Sept. 30, 2005, the Company had liabilities of $31.5 million, including $0.9 million of liabilities of discontinued subsidiary held for sale, compared to liabilities of $28.8 million, including $0.9 million of liabilities of discontinued subsidiary held for sale.

“Based on our current plans and projections, we believe that our existing cash resources, plus cash anticipated to be received from the sale of VISI and the second funding installment of our recent debt financing with DunKnight Telecom Partners, will be sufficient to initiate our near-term strategic objectives and fund our operations into the second quarter of 2006,” said Walter Keisch, the Company’s chief financial officer. “We will need to raise additional financing in 2006 in order to meet our ongoing operating requirements and to repay all of our current and newly refinanced debt. Still, our balance sheet has improved as a result of our recent financing and that transaction, combined with our other strategic initiatives and the underpinning of our outstanding network, position us favorably to pursue other financing and strategic opportunities.”

On a separate matter, the Company continues to evaluate various alternatives in response to a notice it received last month from the American Stock Exchange (“AMEX”) indicating that AMEX deems it appropriate for DSL.net to effect a reverse stock split of its common shares within a reasonable amount of time to address the low trading price of the Company’s common stock.

DSL.net will host a conference call to discuss results for the third quarter on Monday, Nov. 14, 2005, at 11 a.m. Eastern Time. Interested parties may listen to the live audio Webcast of the call by visiting the investor relations section of DSL.net's Web site,

www.dsl.net. The call also may be accessed live via telephone by dialing 1-800-946-0783 and entering confirmation code 2783124. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, through the end of the month, by dialing 1-888-203-1112 and entering code 2783124. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations and to pay off DSL.net’s debt to DunKnight Telecom Partners LLC; (iv) DSL.net’s ability to close the second tranche of its recent secured debt financing with DunKnight Telecom Partners LLC; (v) DSL.net’s ability to timely close, on acceptable terms, if at all, the sale of its Minneapolis-based wholly-owned subsidiary; (vi) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (vii) DSL.net’s ability to maintain compliance with the American Stock Exchange’s continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net’s common stock; (viii) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (ix) competition; (x) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (xi) DSL.net’s ability to recruit and retain qualified personnel; and (xii) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:
Media:
Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net
(Financial tables follow)

DSL.net, Inc.
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Revenue from continuing operations	$11,716	$14,899	$38,096	$46,526

Operating expenses:
Network	8,262	10,663	26,166	33,364
Operations	1,280	1,972	4,021	6,752
General and administrative	2,617	2,788	7,381	8,590
Sales and marketing	223	863	575	3,937
Depreciation and amortization	1,199	3,183	4,012	9,400
Total operating expenses	13,581	19,468	42,155	62,043
Operating loss from continuing operations	(1,865)	(4,569)	(4,059)	(15,517)
Interest expense, net from continuing operations	(2,909)	(1,412)	(7,502)	(3,570)
Other income (expense), net from continuing operations	(30)	23	180	130
Net loss from continuing operations	$(4,804)	$(5,958)	$(11,381)	$(18,957)

Discontinued operations
Income from operations - discontinued subsidiary held for sale	$81	$39	$75	$151
Impairment loss - discontinued subsidiary held for sale	(6,033)	—	(6,033)	—
Net loss	$(10,756)	$(5,919)	$(17,339)	$(18,806)
Net loss per common share, basic and diluted from continuing operations*	$(0.02)	$(0.06)	$(0.05)	$(0.19)
Net loss per common share, basic and diluted from discontinued operations*	$(0.03)	$0.00	$(0.03)	$0.00
Net loss per share basic and diluted*	$(0.05)	$(0.06)	$(0.08)	$(0.19)

Shares used in computing net loss per share, basic and diluted	233,620,817	212,218,234	233,620,597	164,422,133
*See Schedule A for calculation of earnings per share

Other data:
Reconciliation of net loss from continuing operations to adjusted EBITDA and free cash flow from continuing operations:

Net loss from continuing operations	$(4,804)	$(5,958)	$(11,381)	$(18,957)
Add back:
Interest and other (income) expense, net from continuing operations	2,939	1,389	7,322	3,440
Depreciation and amortization from continuing operations	1,199	3,183	4,018	9,400
Adjusted EBITDA from continuing operations	(666)	(1,386)	(47)	(6,117)
Less capital expenditures from continuing operations	(93)	2	(104)	(239)
Free cash flow from continuing operations	$(758)	$(1,385)	$(151)	$(6,356)

DSL.net, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004

Cash and cash equivalents	$7,446	$7,029
Accounts receivable, net of allowances	4,470	5,932
Assets - discontinued subsidiary held for sale	3,879	10,202
Other current assets	1,931	4,567
Total current assets	17,726	27,730
Net property and equipment	7,816	11,678
Other assets	854	1,454
Total assets	$26,396	$40,862

Current liabilities	$8,665	$13,039
Notes payable, net of discount	21,978	—
Liabilities - discontinued operations	880	887
Other current liabilities	26	—
Total current liabilities	31,549	13,926
Long-term liabilities, less current portion	80	14,830
Stockholders’ equity	(5,233)	12,106
Total liabilities and stockholders’ equity	$26,396	$40,862

Schedule A

DSL.net, Inc.
Calculation of Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net loss applicable to common stockholders from continuing operations:
Net loss from continuing operations	$(4,804)	$(5,958)	$(11,381)	$(18,957)
Dividends on preferred stock	—	(40)	—	(950)
Accretion of preferred stock	—	(4,812)	—	(8,852)
Fair value of Series Z Preferred stock	—	(2,630)	—	(2,630)
Net loss applicable to common stockholders from continuing operations	$(4,804)	$(13,440)	$(11,381)	$(31,389)
Net loss per share, basic and diluted from continuing operations	$(0.02)	$(0.06)	$(0.05)	$(0.19)

Net loss applicable to common stockholders from discontinued operations:
Net (loss) income from discontinued operations	$(5,952)	$39	$(5,958)	$151
Dividends on preferred stock	—	—	—	—
Accretion of preferred stock	—	—	—	—
Fair value of Series Z Preferred stock	—	—	—	—
Net loss applicable to common stockholders from discontinued operations	$(5,952)	$39	$(5,958)	$151
Net loss per share, basic and diluted from discontinued operations	$(0.03)	$(0.00)	$(0.03)	$(0.00)

Net loss applicable to common stockholders:
Net loss from operations	$(10,756)	$(5,919)	$(17,339)	$(18,806)
Dividends on preferred stock	—	(40)	—	(950)
Accretion of preferred stock	—	(4,812)	—	(8,852)
Fair value of Series Z Preferred stock	—	(2,630)	—	(2,630)
Net loss applicable to common stockholders	$(10,756)	$(13,401)	$(17,339)	$(31,328)
Net loss per share, basic and diluted	$(0.05)	$(0.06)	$(0.07)	$(0.19)

Shares used in computing net loss per share, basic and diluted	233,620,817	212,218,234	233,620,597	164,442,133